Exhibit 99(b)(1)

BY-LAWS

OF

JOHN HANCOCK EXCHANGE-TRADED FUND TRUST

Adopted
November 24, 2009,
as amended
June 25, 2015

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Table of Contents

(continued)

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ARTICLE I

DEFINITIONS

All capitalized terms have the respective meanings given them in the Amended and Restated Agreement and Declaration of Trust (“the Agreement and Declaration of Trust”) of John Hancock Exchange-Traded Fund Trust (the “Trust”) dated June 23, 2015, as amended or restated from time to time.

ARTICLE II

OFFICES

Section 2.1.          Principal Office. Until changed by the Trustees, the principal office of the Trust shall be in Boston, Massachusetts.

Section 2.2.          Other Offices. The Trust may have offices in such other places without as well as within The Commonwealth of Massachusetts as the Trustees may from time to time determine.

ARTICLE III

SHAREHOLDERS

Section 3.1.          Meetings. Meetings of the Shareholders of the Trust or a Series or Class thereof shall be held as provided in the Agreement and Declaration of Trust at such place within or without The Commonwealth of Massachusetts as the Trustees shall designate. The holders of a majority of the Outstanding Shares of the Trust or a Series or Class thereof present in person or by proxy and entitled to vote shall constitute a quorum at any meeting of the Shareholders of the Trust or a Series or Class thereof.

Section 3.2.          Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by delivering (by electronic, telephonic, facsimile or computerized means or other alternative means as may be approved by resolutions adopted by the Trustees) or mailing to each Shareholder at his or her address as recorded on the register of the Trust mailed at least seven (7) days before the meeting, provided, however, that notice of a meeting need not be given to a Shareholder to whom such notice need not be given under the proxy rules of the Commission under the 1940 Act and the Securities Exchange Act of 1934, as amended. No notice need be given to any Shareholder who shall have failed to inform the Trust of his or her current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his or her attorney thereunto authorized, is filed with the records of the meeting.

Section 3.3.          Record Date for Meetings and Other Purposes. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding sixty (60) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than ninety (90) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purposes, except for dividend payments which shall be governed by the Agreement and Declaration of Trust.

Section 3.4.          Conduct of Meetings. The Trustees may adopt by resolution such rules and regulations for the conduct of any meeting of the Shareholders as they shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Trustees, the chair of any meeting of the Shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Trustees or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at and participation in the meeting to Shareholders, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; (f) limitations on the time allotted to questions or comments by Shareholders; and (g) the extent to which, if any, other participants are permitted to speak.

Section 3.5.          Postponements; Adjournments. The Trustees may, prior to a meeting of Shareholders being convened, postpone such meeting from time to time to a date that is a reasonable time after the date set for the original meeting. The chair of any meeting of the Shareholders may adjourn the meeting from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the date, time and place are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Trust may transact such business which properly may have been transacted at the original meeting. Any adjourned meeting may be held as adjourned one or more times without further notice on a date that is a reasonable time after the date of the original meeting. If after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 3.2 shall be given to each Shareholder entitled to vote at the meeting and each other Shareholder entitled to notice of the meeting.

Section 3.6.          Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that either: (i) an instrument authorizing such proxy to act is executed in writing by the Shareholder or by his or her duly authorized attorney in fact (who may be so authorized by a writing or by any non-written means permitted by the laws of the Commonwealth of Massachusetts) and dated not more than eleven (11) months before the meeting unless the instrument specifically provides for a longer period, or (ii) such proxy to act is authorized by such electronic, telephonic, computerized or other alternative means as may be approved by a resolution adopted by the Trustees, which authorization is received not more than eleven (11) months before the meeting. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each whole share shall be entitled to one vote as to any matter on which it is entitled to vote pursuant to the Trust’s Agreement and Declaration of Trust and fractional shares

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shall be entitled to a proportionate fractional vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he or she may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. The placing of a Shareholder’s name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder.

Section 3.7.          Abstentions and Broker Non-Votes. Outstanding Shares represented in person or by proxy (including Broker Non-Votes and Shares which abstain with respect to one or more proposals presented for Shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting. Except as otherwise provided by law, abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the number of Shares that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote cast on such proposal. A “Broker Non-Vote” occurs if a broker or nominee holding Shares in “street name” indicates on the proxy that it does not have discretionary authority to vote as to a particular proposal. Except as otherwise provided by law, Broker Non-Votes will be treated as present and entitled to vote for purposes of determining the number of Shares that are present and entitled to vote with respect to such proposal, but will not be counted as a vote cast on such proposal.

Section 3.8.          Quorum. Except as otherwise provided by law, the Trust’s Agreement and Declaration of Trust or these By-laws, the holders of a majority of the Shares issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Trustees in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Section 3.9.          Action without Meeting. For as long as there are under one hundred fifty (150) shareholders, any action which may be taken by Shareholders may be taken without a meeting if a majority of Outstanding Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Agreement and Declaration of Trust, or the By-laws) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 3.10.        Action at Meeting. When a quorum is present at any meeting, any matter other than the election of Trustees to be voted upon by the Shareholders at such meeting shall be decided by the vote of the holders of Shares having a majority of the votes cast by the holders of

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all of the Shares present or represented and voting on such matter (or if there are two or more classes of shares entitled to vote as a separate classes, then in the case of each such class, the holders of a majority of the shares of that class present or represented and voting on such matter), except when a different vote is permitted or required by law, the Trust’s Agreement and Declaration of Trust or these By-laws. For the avoidance of doubt, on any matter which Investment Company Act of 1940, as amended (the “1940 Act”) requires approval by the holders of a “majority of the outstanding voting securities” of the Trust, or any series of class thereof shall be decided by such vote as such term is defined in that statute. When a quorum is present at any meeting, any election by Shareholders of Trustees shall be determined by a plurality of the votes cast by the Shareholders entitled to vote on the election.

Section 3.11.        Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

Section 3.12.        Inspectors of Election. In addition to any other inspector of election provided for in these By-Laws, in advance of any meeting of the Shareholders, the Trustees, by resolution, may appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is appointed or able to act at a meeting of the Shareholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable binding law, inspectors may be officers, employees or agents of the Trust. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law or assigned by the chair of the meeting and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable binding law.

ARTICLE IV

TRUSTEES

Section 4.1.          Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, the Chairman or by any one of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be given by telephone, cable, wireless, facsimile or electronic means to each Trustee at his or her business address, or personally delivered to him or her at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Subject to the requirements of the 1940 Act, a notice or waiver of notice need not specify the purpose of any meeting. Subject

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to the requirements of the 1940 Act, the Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall be deemed to have been held at a place designated by the Trustees at the meeting. Subject to the requirements of the 1940 Act, participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees’ meetings. Such consents shall be treated as a vote for all purposes. Only the Trustees and any additional persons invited by the President, the Chairman or by a majority of the Trustees shall be allowed to participate in or attend any meeting of the Trustees.

Section 4.2.          Quorum and Manner of Acting. A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Agreement and Declaration of Trust or these By-laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

Section 4.3.          Retirement Age. The date upon which any independent Trustee shall retire from the Board of Trustees shall be at the close of the first regular meeting of the Trustees held after the independent Trustee reaches the age of seventy-two (72).

Section 4.4.          Powers and Duties of the Chairman of the Trustees. The Trustees shall appoint from among their number a Chairman. The Chairman shall preside at the meetings of the Trustees and may call meetings of the Trustees and of any committee thereof whenever he or she deems it necessary or desirable to do so. The Chairman may in his or her discretion preside at any meeting of the shareholders, and may delegate such authority to another Trustee or officer of the Trust. The Chairman shall exercise and perform such additional powers and duties as from time to time may be assigned to him or her by the Trustees, and shall have the resources and authority appropriate to discharge the responsibilities of the office

Section 4.5.          Powers and Duties of the Vice Chairman. The Trustees may, but need not, appoint one or more Vice Chairman of the Trust. Each Vice Chairman shall perform such duties as may be assigned to him or her from time to time by the Trustees or the Chairman.

Section 4.6.          Interested Trustees. No contract or transaction between the Trust and one or more of its Trustees or officers, or between the Trust and any other Trust, partnership, association or other organization in which one or more of its Trustees or officers are Trustees or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the Trustee or officer is present at or participates in the meeting of the Trustees or committee thereof which authorizes the contract or transaction, or solely because any such Trustee’s or officer’s vote is counted for such purpose if: (i) the material facts as to the Trustee’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Trustees or the committee, and the Trustees or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Trustees,

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even though the Independent Trustees be less than a quorum; or (ii) the material facts as to the Trustee’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Shareholders; or (iii) the contract or transaction is fair as to the Trust as of the time it is authorized, approved or ratified by the Trustees, a committee thereof or the Shareholders.

Section 4.7.          Records. The results of all actions taken at a meeting of the Trustees, or by written consent of the Trustees, shall be recorded by the Secretary of the meeting appointed by the Board of Trustees.

Section 4.8.          Governance. The Trustees may from time to time require all its members (including any individual nominated to serve as a Trustee) to agree in writing as to matters of corporate governance, business ethics and confidentiality while such persons serve as a Trustee, such agreement to be on the terms and in a form determined satisfactory by the Trustees, as amended and supplemented from time to time in the discretion of the Trustees.

ARTICLE V

COMMITTEES

Section 5.1.          How Constituted. The Trustees may, by resolution, designate one or more committees, including an Nominating and Governance Committee and an Audit Committee, each consisting of at least two Trustees. A committee shall have such powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law, the Agreement and Declaration of Trust or these By-laws they are prohibited from delegating. The Trustees may, by resolution, designate one or more alternate members of any committee to serve in the absence of any member or other alternate member of such committee. Each member and alternate member of a committee shall be a Trustee and shall hold office at the pleasure of the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation the Committee may elect its own Chairman. The Chairman of the Board shall be a member of the Nominating and Governance Committee.

Section 5.2.          Meetings, Quorum and Manner of Acting. The Trustees may (1) provide for stated meetings of any Committee, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a telephone conference circuit.

Each Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

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ARTICLE VI

OFFICERS

Section 6.1.          General Provisions. The officers of the Trust shall be a Chairman, a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

Section 6.2.          Election, Term of Office and Qualifications. The officers of the Trust and any Series thereof shall be elected by the Trustees. Except as provided in Section 6.3 of this Article VI, each officer elected by the Trustees shall hold office at the pleasure of the Trustees. Any two or more offices may be held by the same person. The Chairman of the Board shall be selected from among the Trustees and may hold such office only so long as he/she continues to be a Trustee. Any Trustee or officer may be but need not be a Shareholder of the Trust.

Section 6.3.          Removal; Resignation. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee. Any officer of the Trust may resign by filing a written resignation with the President or with the Trustees or with the Secretary, which shall take effect on being so filed or at such time as may otherwise be specified therein.

Section 6.4.          Powers and Duties of the President. The President shall be the chief executive officer of the Trust and shall preside at all meetings of the Trustees and Shareholders in the absence of the Chairman. Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres as provided by the Trustees, he or she shall at all times exercise general supervision over the business and policies of the Trust. He or she shall have the power to employ attorneys and counsel for the Trust or any Series or Class thereof and to employ such subordinate officers, agents, clerks and employees as he or she may find necessary to transact the business of the Trust or any Series or Class thereof. He or she shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust or any Series thereof. The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to him or her by the Trustees.

Section 6.5.          Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him or her from time to time by the Trustees and the President.

Section 6.6.          Powers and Duties of the Treasurer. The Treasurer shall deliver all funds of the Trust or any Series or Class thereof which may come into his or her hands to such

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Custodian as the Trustees may employ. He or she shall render a statement of condition of the finances of the Trust or any Series or Class thereof to the Trustees as often as they shall require the same and he or she shall in general perform all the duties incident to the office of a Treasurer and such other duties as from time to time may be assigned to him or her by the Trustees. The Treasurer shall give a bond for the faithful discharge of his or her duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 6.7.          Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; he or she shall have custody of the seal of the Trust; he or she shall have charge of the Share transfer books, lists and records unless the same are in the charge of a transfer agent. He or she shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-laws and as required by law; and subject to these By-laws, he or she shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Trustees.

Section 6.8.          Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any officer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each officer shall perform such other duties as from time to time may be assigned to him or her by the Trustees. Each officer performing the duties and exercising the powers of the Treasurer, if any, and any Assistant Treasurer, shall give a bond for the faithful discharge of his or her duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 6.9.          Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him or her by the Trustees.

Section 6.10.        Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable provisions of the Agreement and Declaration of Trust, the compensation of the officers and Trustees and members of an advisory board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he or she is also a Trustee.

Section 6.11.        Trustee Emeritus. The Board of Trustee may, from time to time, in its discretion, confer upon such individuals as it may determine the title of “Trustee Emeritus.” Such title shall be honorary in nature, and persons upon whom the title may be conferred shall not be members of the Board of Trustees, shall not vote upon matters submitted to such policies and procedures as the Board of Trustees may establish from time to time.

A Trustee Emeritus shall attend all Board meetings. A Trustee Emeritus shall also serve on such committees of the Board of Trustees and perform such other duties as the Chairman of the Board of Trustees may request from time to time.

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For his or her services, a Trustee Emeritus shall be entitled to receive such compensation from the Trust as the Board of Trustees shall determine from time to time.

Section 6.12.        Designation of Principal Accounting Officer(s) and Principal Financial Officer(s). The Trustees shall designate by resolution one or more officers of the Trust as principal accounting officer(s) and the principal financial officer(s) for purposes of signing registration statements of the Trust in conformity with the requirements of the federal securities laws.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Trust and any Series thereof shall be established by resolution of the Trustees.

ARTICLE VIII

SEAL

The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe but the absence of a seal shall not impair the validity or execution of any document.

ARTICLE IX

SUFFICIENCY AND WAIVERS OF NOTICE

Whenever any notice whatever is required to be given by law, the Agreement and Declaration of Trust or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been sent by mail, telegraph, cable, wireless, facsimile or electronic means for the purposes of these By-laws when it has been delivered to a representative of any entity holding itself out as capable of sending notice by such means with instructions that it be so sent.

ARTICLE X

PROVISIONS IN CONFLICT WITH LAW OR REGULATION

Section 10.1.       Severability. The provisions of these By-Laws are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Code or with other applicable binding laws and regulations, the conflicting provision shall be construed in such a manner consistent with such law as may most closely reflect the intention of the offending provision; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination.

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Section 10.2.       Invalidity. If any provision of these By-Laws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of these By-Laws in any jurisdiction. The remainder of these By-Laws will, in every other respect, continue in full force and effect, and any such provision shall be construed in such a manner consistent with such law as may most closely reflect the intention of the offending provision

ARTICLE XI

GOVERNING LAW

These By-Laws shall be subject to and construed according to the laws of the Commonwealth of Massachusetts.

ARTICLE XII

AMENDMENTS

These By-laws, or any of them, may be altered, amended or repealed, or new By-laws may be adopted by a vote of a majority of the Trustees, provided, however, that no By-law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to federal or state law, the Agreement and Declaration of Trust or these By-laws, a vote of the Shareholders.

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